Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact:         Marsha Morgan
            (817) 352-6452

Media Contact:         Mary Jo Keating
                                       (817) 867-6407

Burlington Northern Santa Fe Reports
Second Quarter Results

•	Freight revenues were $3.74 billion for the second quarter and were 4 percent, or $144 million higher compared with the second quarter of 2006.

•
Operating income was $841 million, compared to second-quarter 2006 operating income of $864 million.  The decrease in operating income reflects a $93 million increase in fuel expense principally resulting from a decline in fuel hedge benefit of $122 million.

•	Quarterly earnings were $1.20 per diluted share, compared to second-quarter 2006 earnings of $1.27 per diluted share (which included a $0.04 benefit from lower income tax rates).

        FORT WORTH, Texas, July 24, 2007 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported quarterly earnings of $1.20 per diluted share, compared with second-quarter 2006 earnings of $1.27 per diluted share (which included a $0.04 benefit from lower income tax rates).

        “We are optimistic about the long-term outlook for the Company.  We continue to to work with our customers to enhance the value of our transportation services, while maintaining our focus on maximizing our return on invested capital,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.

        Second-quarter 2007 freight revenues increased $144 million, or 4 percent, to a second-quarter record of $3.74 billion compared with $3.59 billion in the prior year. The 4-percent increase in revenue is primarily attributable to improved yields.

-more-

        Coal revenues rose by $63 million, or 9 percent, to $776 million.  Coal unit volumes were relatively flat principally due to mine production and weather-related issues.  Industrial Products revenues increased by $39 million, or 4 percent, to $950 million on flat unit volumes and improved yields.  Continued strong demand for petroleum products, chemicals and plastic products was offset by a decline in building and construction products as a result of weakness in the housing market. Agricultural Products revenues were up $48 million, or 9 percent, to $610 million, predominately from revenue growth in ethanol, fertilizer, soybeans and bulk foods.  Consumer Products revenues of $1.40 billion were relatively flat for the second quarter of 2007 on a 7-percent reduction in unit volumes.

        Operating expenses for the second quarter of 2007 were $3.00 billion compared with second-quarter 2006 operating expenses of $2.84 billion.  The $165 million increase in operating expenses was primarily driven by higher fuel expenses of $93 million principally due to a declining fuel-hedge position.

        Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

        Financial information follows:

Burlington Northern Santa Fe Corporation
Consolidated Income Information
(Dollars in millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
		(As Adjusted)*		(As Adjusted)*
Operating revenues
Freight revenues	$3,736	$3,592	$7,280	$6,961
Other revenues	107	109	208	203
Total operating revenues	3,843	3,701	7,488	7,164

Operating expenses
Compensation and benefits	925	928	1,857	1,847
Fuel	771	678	1,423	1,239
Purchased services	507	481	1,009	945
Depreciation and amortization	322	290	629	579
Equipment rents	237	232	469	463
Materials and other (a)	240	228	566	434
Total operating expenses	3,002	2,837	5,953	5,507

Operating income	841	864	1,535	1,657
Interest expense	132	118	253	239
Other expense, net	6	11	11	20

Income before income taxes	703	735	1,271	1,398
Income tax expense	270	264	489	517

Net income	$433	$471	$782	$881

Diluted earnings per share	$1.20	$1.27	$2.16	$2.36

Diluted average shares outstanding (in millions)	360.8	370.7	362.2	373.7

Operating ratio (b)	77.5%	75.9%	78.9%	76.2%

(a) 2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Calculated as total operating expenses less other revenues divided by freight revenues.
* Prior year numbers have been adjusted for the retrospective adoption of the Financial Accounting Standards Board Staff Position (FSP) AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Burlington Northern Santa Fe Corporation
	Consolidated Balance Sheet Information
	(Dollars in millions, except per share amounts)

		June 30,	December 31,
		2007	2006
			(As Adjusted)*
	Assets
	Current assets:
	Cash and cash equivalents	$393	$375
	Accounts receivable, net	788	805
	Materials and supplies	522	488
	Current portion of deferred income taxes	353	345
	Other current assets	286	168
	Total current assets	2,342	2,181

	Property and equipment, net	28,632	27,921

	Other assets	1,880	1,695

	Total assets	$32,854	$31,797

	Liabilities and stockholders' equity
	Current liabilities:
	Accounts payable and other current liabilities	$2,968	$2,853
	Long-term debt due within one year	392	473
	Total current liabilities	3,360	3,326

	Long-term debt and commercial paper	7,576	6,912
	Deferred income taxes	8,316	8,298
	Casualty and environmental liabilities	853	830
	Pension and retiree health and welfare liability	608	604
	Employee separation costs	83	86
	Other liabilities	1,389	1,213
	Total liabilities	22,185	21,269

	Stockholders' equity:
	Common stock and additional paid-in capital	7,260	6,995
	Retained earnings	10,330	9,739
	Treasury stock and other	(6,921)	(6,206)
	Total stockholders' equity	10,669	10,528

	Total liabilities and stockholders' equity	$32,854	$31,797

	Book value per share	$30.19	$29.42
	Common shares outstanding (in millions)	353.4	357.9
	Net debt to total capitalization (a)	41.5%	40.0%

(a)	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders' equity.
*	Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Burlington Northern Santa Fe Corporation
	Consolidated Cash Flow Information
	(in millions)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2007	2006	2007	2006
			(As Adjusted)*		(As Adjusted)*

	Operating activities

	Net income	$433	$471	$782	$881
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	322	290	629	579
	Deferred income taxes	62	59	114	115
	Long-term casualty and environmental liabilities, net	(9)	(21)	33	(39)
	Other, net	50	27	72	14
	Change in accounts receivable sales program	(300)	50	-	200
	Other changes in working capital	(130)	(110)	(54)	(185)

	Net cash provided by operating activities	428	766	1,576	1,565

	Investing activities

	Capital expenditures	(615)	(569)	(1,152)	(1,024)
	Other, net	112	39	(182)	(257)

	Net cash used for investing activities	(503)	(530)	(1,334)	(1,281)

	Financing activities

	Dividends paid	(89)	(73)	(179)	(147)
	Purchase of BNSF common stock	(360)	(261)	(709)	(375)
	Proceeds from stock options exercised	60	25	115	87
	Other, net	465	58	549	149

	Net cash provided by (used for) financing activities	76	(251)	(224)	(286)
	Increase (decrease) in cash and cash equivalents	1	(15)	18	(2)
	Cash and cash equivalents:
	Beginning of period	392	88	375	75
	End of period	$393	$73	$393	$73
*	Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

Burlington Northern Santa Fe Corporation
Operating Statistics*

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
		(As Adjusted)*		(As Adjusted)*

Cars/units (in thousands)	2,581	2,679	5,088	5,200

Average revenues per car/unit	$1,448	$1,341	$1,431	$1,339

Revenue ton miles (in millions)	163,428	163,207	320,691	317,503

Gross ton miles (in millions)	279,535	281,931	549,618	550,111

RTM/GTM	0.58	0.58	0.58	0.58

Freight revenue/thousand RTM	$22.86	$22.01	$22.70	$21.92

Operating expense/thousand RTM (a)	$18.37	$17.38	$18.56	$17.34

Freight revenue/thousand GTM	$13.37	$12.74	$13.25	$12.65

Operating expense/thousand GTM (a)	$10.74	$10.06	$10.83	$10.01

Compensation and benefits/thousand GTM	$3.31	$3.29	$3.38	$3.36

Average employees	41,763	41,847	41,488	41,260

Period-end employees	41,595	42,357	41,595	42,357

Thousand RTM/average employee	3,913	3,900	7,730	7,695

Thousand GTM/average employee	6,693	6,737	13,248	13,333

Gallons of fuel used (in millions)	356	370	716	730

Average price per gallon of fuel (b)	$2.17	$1.83	$1.99	$1.70

GTM/gallon of fuel	785	762	768	754

Freight train miles (in millions)	42	43	83	85

GTM/freight train hours (in thousands)	126	122	125	122

Route miles operated	32,332	31,943	32,332	31,943

(a) 2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Includes handling, taxes and hedge effect.

*    Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Certain comparative prior period amounts have also been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity*

	Three Months			Six Months
	Ended June 30,		Percent	Ended June 30,		Percent
Revenues (in millions)	2007	2006	Change	2007	2006	Change
Domestic Intermodal	$610	$637	(4.2)%	$1,196	$1,217	(1.7)%
International Intermodal	663	649	2.2	1,273	1,206	5.6
Automotive	127	120	5.8	243	234	3.8
Total Consumer Products	1,400	1,406	(0.4)	2,712	2,657	2.1

Industrial Products	950	911	4.3	1,796	1,753	2.5
Coal	776	713	8.8	1,536	1,392	10.3
Agricultural Products	610	562	8.5	1,236	1,159	6.6
Total freight revenue	3,736	3,592	4.0	7,280	6,961	4.6
Other revenue	107	109	(1.8)	208	203	2.5
Total revenues	$3,843	$3,701	3.8%	$7,488	$7,164	4.5%

Cars/units (in thousands)
Domestic Intermodal	510	532	(4.1)%	1,017	1,046	(2.8)%
International Intermodal	746	818	(8.8)	1,473	1,545	(4.7)
Automotive	44	45	(2.2)	85	90	(5.6)
Total Consumer Products	1,300	1,395	(6.8)	2,575	2,681	(4.0)
						.
Industrial Products	431	433	(0.5)	821	844	(2.7)
Coal	611	613	(0.3)	1,205	1,194	0.9
Agricultural Products	239	238	0.4	487	481	1.2
Total cars/units	2,581	2,679	(3.7)%	5,088	5,200	(2.2)%

Average revenue per car/unit
Domestic Intermodal	$1,196	$1,197	(0.1)%	$1,176	$1,163	1.1%
International Intermodal	889	793	12.1	864	781	10.6
Automotive	2,886	2,667	8.2	2,859	2,600	10.0
Total Consumer Products	1,077	1,008	6.8	1,053	991	6.3

Industrial Products	2,204	2,104	4.8	2,188	2,077	5.3
Coal	1,270	1,163	9.2	1,275	1,166	9.3
Agricultural Products	2,552	2,361	8.1	2,538	2,410	5.3
Average revenue per car/unit	$1,448	$1,341	8.0%	$1,431	$1,339	6.9%

Revenue ton miles (in millions)
Domestic Intermodal	12,836	13,444	(4.5)%	25,424	26,408	(3.7)%
International Intermodal	21,313	21,594	(1.3)	41,633	40,786	2.1
Automotive	1,629	1,542	5.6	3,093	3,023	2.3
Total Consumer Products	35,778	36,580	(2.2)	70,150	70,217	(0.1)

Industrial Products	30,628	31,167	(1.7)	58,364	60,941	(4.2)
Coal	69,307	68,151	1.7	135,741	131,200	3.5
Agricultural Products	27,715	27,309	1.5	56,436	55,145	2.3
Total revenue ton miles	163,428	163,207	0.1%	320,691	317,503	1.0%

Freight revenue per thousand ton miles
Domestic Intermodal	$47.52	$47.38	0.3%	$47.04	$46.08	2.1%
International Intermodal	31.11	30.05	3.5	30.58	29.57	3.4
Automotive	77.96	77.82	0.2	78.56	77.41	1.5
Total Consumer Products	39.13	38.44	1.8	38.66	37.84	2.2

Industrial Products	31.02	29.23	6.1	30.77	28.77	7.0
Coal	11.20	10.46	7.1	11.32	10.61	6.7
Agricultural Products	22.01	20.58	6.9	21.90	21.02	4.2
Freight revenue per thousand ton miles	$22.86	$22.01	3.9%	$22.70	$21.92	3.6%
* Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Capital Expenditures and Track Maintenance

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Capital expenditures (in millions)
Maintenance of way
Rail	$117	$101	$199	$156
Ties	100	90	178	154
Surfacing	78	65	126	103
Other	102	109	205	204
Total maintenance of way	397	365	708	617
Mechanical	36	42	62	85
Information services	20	18	36	34
Other	24	29	51	60
Total maintenance of business	477	454	857	796

Terminal and line expansion	138	115	295	228
Total capital expenditures	$615	$569	$1,152	$1,024

Track maintenance
Track miles of rail laid
Maintenance of business	246	246	371	353
Expansion projects	51	29	72	60
Total	297	275	443	413

Cross ties inserted (thousands)
Maintenance of business	818	738	1,482	1,311
Expansion projects	133	101	187	193
Total	951	839	1,669	1,504

Track resurfaced (miles)	4,234	4,211	6,370	6,742